SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                       (Amendment No. __)


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                           [ ] Definitive Proxy Statement
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                           [ ] Soliciting Material Pursuant to
                              Rule 14a-11(c) or 14a-12

                    BT FINANCIAL CORPORATION
        (Name of Registrant as Specified in its Charter)


                    BT FINANCIAL CORPORATION
      (Name of Person(s) Filing Proxy Statement, if other
                      than the Registrant)


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                transaction applies:

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               ___________________________________________

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                    BT FINANCIAL CORPORATION
                        551 Main Street
                 Johnstown, Pennsylvania 15901


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 13, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of BT Financial Corporation will be held at the Holiday Inn Downtown-Johnstown, 250 Market Street, Johnstown,
Pennsylvania, on Tuesday, May 13, 1997, at 3:00 p.m., E.D.S.T., for the following purposes:

     1) To elect four directors of the class whose terms will expire with the 2001 Annual Meeting;

     2) To elect one director of the class whose term will expire with the 2000 Annual Meeting;

     3) To elect one director of the class whose term will expire with the 1999 Annual Meeting;

     4) To elect one director of the class whose term will expire with the 1998 Annual Meeting;

     5)   To amend the Amended and Restated Articles of
Incorporation of BT Financial Corporation to increase the authorized Common Stock from 10,000,000 to 25,000,000 shares; and

     6) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has established the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual
Meeting or any adjournments thereof.

     ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE
MEETING, ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY
CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

                              By Order of the Board of Directors

                              /s/ Laura L. Roth

                              Laura L. Roth
                              Secretary

April 4, 1997



                        PROXY STATEMENT
                              for
                Annual Meeting of Shareholders
                               of
                    BT FINANCIAL CORPORATION

                      GENERAL INFORMATION

     This Proxy Statement is being mailed on or about April 4, 1997 in connection with the solicitation of the enclosed form of proxy by the Board of Directors of BT Financial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 13, 1997, and at any adjournment or adjournments thereof.

     The Corporation is a Pennsylvania business corporation and is registered with the Federal Reserve Board as a bank holding company. Its principal subsidiaries are Johnstown Bank and Trust Company ("Bank and Trust"), Laurel Bank ("Laurel") and Fayette Bank ("Fayette"), which are Pennsylvania-chartered bank and trust companies (the "Banks"), and BT Management Trust Company, a Pennsylvania-chartered trust company (the "Trust Company"). Such subsidiaries are referred to herein as "Affiliates".

     Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 5,682,215 shares of the Corporation's Common Stock, par value $5.00 per share. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. The presence in person or by proxy of holders of shares entitled to be cast by all outstanding shares of Common Stock will constitute quorum for purposes of the meeting.

     The enclosed form of proxy indicates the number of full shares registered in the shareholder's name. It does not include any shares held for participants in the Dividend Reinvestment Plan. Full shares held for such participants will be voted by the Administrator of the Dividend Reinvestment Plan in accordance with the participant's completed proxy.

     Shares may be voted in person or by Proxy. Any person giving a proxy may revoke it, at any time before it is voted, by giving written notice to the Secretary of the Corporation. The presence at the Annual Meeting of a shareholder who has signed a proxy does not itself revoke that proxy.

     Directors are elected by the affirmative vote of a plurality of the votes cast, and votes may be cast in favor of or withheld from each director nominee. Votes may not be cumulated in the election of directors. An affirmative vote of a majority of the votes entitled to be cast by shareholders present in person or by proxy at the meeting is required for approval of all other matters presented. Abstentions, votes withheld and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the votes entitled to be cast by shareholders present in person or by proxy at the meeting. Brokers and nominees holding shares for a beneficial owner are precluded from exercising their voting discretion with respect to certain matters to be acted upon and, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters, and therefore, will have no effect on the outcome of any of such matters to be voted upon at the meeting. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

     If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) for the election of the nominees identified below, (ii) to amend the Amended and Restated Articles of Incorporation of the Corporation to increase the authorized Common Stock from 10,000,000 shares to 25,000,000 shares discussed below and (iii) by the proxies in their discretion on any other matters to come before the meeting. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares.

     All expenses of this solicitation, including the cost of mailing, will be borne by the Corporation. The Corporation will not pay any compensation for the solicitation of proxies, but upon request will reimburse banks, brokers, and other nominees, fiduciaries and custodians for their reasonable expenses incurred in sending these proxy materials to beneficial owners and obtaining their instructions. In addition, proxies may be solicited by directors, officers and management personnel of the Corporation and its subsidiaries, but no additional compensation will be paid by the Corporation to such individuals for such solicitations. Solicitations may be made by mail, telephone, telegraph or in person.


                     ELECTION OF DIRECTORS
                          (Proposal 1)

     The Amended and Restated Articles of Incorporation of the Corporation provide that the Board of Directors shall be divided into four classes. The directors of each class serve for a term of four years, and at each Annual Meeting the shareholders elect the successors to the directors of the class whose terms expire at the time of such Annual Meeting. In addition, the shareholders at the Annual Meeting elect directors to fill any vacancies in the Board of Directors, including vacancies which have been filled on an interim basis by the directors.

     At the forthcoming Annual Meeting, the shareholders will elect four directors for the class whose terms expire in 1997, to serve until the 2001 Annual Meeting and until their respective successors are duly elected and qualified. The shareholders will also elect one director to serve until the 2000 Annual Meeting, one director to serve until the 1999 Annual Meeting, and one director to serve until the 1998 Annual Meeting and until their respective successors are duly elected and qualified. On June 25, 1996, the Corporation completed a merger with Moxham Bank Corporation ("Moxham") whereby Moxham was merged directly into the Corporation. Under the Agreement and Plan of Reorganization, dated as of January 12, 1996, upon consummation of the merger, the Board of Directors of the Corporation appointed four directors of Moxham to serve on the Board. As of May 5, 1997, one director who was designated by Moxham to serve on the Corporation's Board of Directors will become 75,the mandatory retirement age for members of the Board of Directors under the Corporation's By-Laws, and is ineligible to stand for election to serve on the Board of Directors.

     It is intended that shares represented by the enclosed form of proxy will be voted for the election of the nominees identified below, unless authority to so vote is withheld. If elected, all nominees have agreed and are expected to serve until the end of their respective terms and until their successors are duly elected and qualified. However, if any of them becomes unable to serve for any reason, the persons appointed in the enclosed proxy may vote for any substitute or substitutes nominated by the Board of Directors.

    Under the Pennsylvania Business Corporation Law of 1988, as amended, the affirmative vote of a plurality of the votes cast at an annual meeting of a corporation is required to elect the directors of that corporation. Accordingly, abstentions and broker non-votes have no effect on the outcome of the election of directors. Votes may not be cumulated in the election of directors.

     The following table sets forth certain information about the nominees for election as directors and about the continuing directors of the Corporation. Each nominee or director has been engaged in the principal occupation listed for five years or more, except as otherwise indicated in the table. There are no family relationships among the directors, nominees and executive officers of the Corporation.





                    Director
Name and Age        Since          Principal Occupation
------------        --------       --------------------
I.   Nominees for terms to expire in 2001:

William B. Kania    1989(d)        Partner in W. B. Kania &
65                                 Associates, CPA's, since
                                   1996.  Partner in Kania &
                                   Sharpe, CPA's,from 1991 to
                                   1996.  Former Proprietor
                                   of William B. Kania,CPA
                                   from 1988 to 1991; Professor
                                   of Business and Economics
                                   at California University of
                                   Pennsylvania from 1961
                                   to 1987.

Robert G. Salathe, Jr.1991(c)      Chairman and Chief
67                                 Executive Officer of Bedford
                                   Valley Petroleum Corporation
                                   and Cumberland Petroleum
                                   Corporation since 1987;
                                   President of LBS Corporation
                                   since 1988; Treasurer of RG's
                                   Food Shops, Inc. since 1990.

William R. Snoddy   1990(d)        President of Coolspring Stone
59                                 Company since 1988; President
                                   of Golden Eagle Construction,
                                   B&L Trucking, Inc., and WRS
                                   Rentals, a real estate rental
                                   company, since 1992;
                                   Secretary-Treasurer of Golden
                                   Eagle Construction from 1970
                                   to 1992.

W. A. Thomas        1980(a)        Retired.  President and
66                                 director of Rockwood Holding
                                   Company, Underwriters of
                                   workmen's compensation
                                   insurance from 1981 to 1988.
                                   Chairman of Rockwood Insurance
                                   Company from 1983 to 1988.

II.  Nominee for term to expire in 2000:

John C. Cwik        1996      Retired.  Physician-Anesthesi-
72                            ologist of Conemaugh Memorial
                              Hospital, since 1954; Clinical
                              Professor of Anesthesiology,
                              West Virginia University, since
                              1975.


III.  Continuing Directors whose terms expire in 2000:

Martin L. Bearer    1979(b)   Owner, North Cambria Fuel Co.,
71                            mining, since 1952.

L. Robert Kimball   1979(b)   Chairman and Chief Executive
74                            Officer of L. Robert Kimball &
                              Associates, Inc., and Affiliates,
                              consulting engineers, since 1995;
                              President of L. Robert Kimball
                              & Associates, Inc. and Affiliates,
                              from 1953 to 1995.

Ethel J. Otrosina   1983(a)   Retired.  Executive Vice President
71                            and Secretary of the Corporation
                              from 1983 to 1993 and of Bank and
                              Trust from 1980 to 1993; Secretary
                              and Assistant Treasurer of the
                              Trust Company from 1990 to 1993.

IV.   Nominee for term to expire in 1999:

Thomas A. Young     1996      Attorney-at-Law, private practice
64                            of law, since 1958.

V.   Continuing Directors whose terms expire in 1999:

Bruno DeGol         1977(b)   Retired.  Chairman of The DeGol
74                            Organization, distributors of
                              building materials, from 1959 to
                              1987.

Louis G. Galliker   1978(a)   President of Galliker Dairy
62                            Company, dairy products, since
                              1968.

Gerald W. Swatsworth1970(a)   Retired. Chairman and Chief
70                            Executive Officer of the
                              Corporation from 1992 to 1993.
                              Chairman, President and Chief
                              Executive Officer of the
                              Corporation from 1984 to 1992;
                              Chairman of Bank and Trust from
                              1984 to 1993; Chief Executive
                              Officer of Bank and Trust from
                              1979 to 1993; President of Bank
                              and Trust from 1970 to 1985.

Rowland H. Tibbott, Jr.1970(b)President and Chief Executive
56 Officer of Tibbott, Inc., a pharmacy, Wild and Free Nature Shops and Hallmark Shops holding company, since 1968.

VI.  Nominee for term to expire in 1998:

G. Scott Baton, II  1996      Chairman and Chief Executive
60                            Officer of Chestnut Ridge Foam,
                              since 1986.

VII.  Continuing Directors whose terms expire in 1998:

John H. Anderson    1993      Chairman and Chief Executive
46                            Officer of the Corporation,
                              since 1995; Chairman, President
                              and Chief Executive Officer of the
                              Corporation from 1993 to 1995;
                              President and Chief Operating
                              Officer of the Corporation from
                              1992 to 1993; Vice Chairman of
                              the Corporation from 1991 to 1992;
                              Chairman of Bank and Trust since
                              1993; President of Bank and Trust
                              from 1990 to 1991.

Edward L. Mears     1983(b)   Retired.  Vice President of Mears
69                            Enterprises, Inc., mining, from
                              1980 to 1990; Partner in C & E
                              Farms since 1980; Partner in
                              Allegheny Farm Service, Inc. since
                              1994.

Roger S. Nave       1981(a)   Owner-operator of Suburban Real
67                            Estate Company, real estate, since
                              1963; President of DoNan, Inc., a
                              real estate holding company, since
                              1979.

(a) Includes service as a director of Bank and Trust before Bank and Trust became a subsidiary of the Corporation on July 1, 1983.

(b) Includes service as a director of Laurel before Laurel became a subsidiary of the Corporation on January 1, 1985.

(c)  Includes service as a director of Bank and Trust.

(d)  Includes service as a director of Fayette.

     The Board of Directors recommends that the shareholders vote
FOR the election of each of the foregoing nominees as directors.


MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met fourteen times in 1996. During the year, each incumbent director named above attended 75% or more of the aggregate number of: (i) the total number of meetings of the Board of Directors of the Corporation and (ii) the total number of meetings of the committees of the Board of Directors of the Corporation on which he or she served, except Mr. Salathe due to previous commitments.

     The Executive Committee of the Corporation's Board of Directors met fifteen times in 1996. The Executive Committee consists of John H. Anderson, Martin L. Bearer, William B. Kania,
L. Robert Kimball, Edward L. Mears, Ethel J. Otrosina, Robert G. Salathe, Jr., Gerald W. Swatsworth, Committee Chairman, and W. A. Thomas. The Executive Committee, when the Board of Directors is not in session, possesses and exercises the power of the Board except when action by the full Board is specifically required by statute or the Corporation's By-Laws, and also except such duties as are specifically withheld by the Board of Directors or assigned to other committees. The Executive Committee also acts as the Compensation Committee of the Board of Directors.

     The Audit Committee of the Corporation's Board of Directors met six times in 1996. The members of the Audit Committee are Bruno DeGol, Louis G. Galliker, Committee Chairman, Roger S. Nave, William R. Snoddy and Rowland H. Tibbott, Jr. The primary responsibility of the Audit Committee is to supervise the internal audit of the Corporation and its subsidiaries and to determine that they maintain adequate internal controls and procedures. The Audit Committee also reviews with the independent public accountants the scope and results of their annual examination.

     The Corporation's Board of Directors does not have a separate nominating committee or a separate compensation committee.

DIRECTORS' COMPENSATION

     Directors receive an annual retainer fee of $2,500, $525 for attending each meeting of the Board of Directors of the Corporation and $400 for attending each meeting of a committee of the Board. As a director of any Affiliate, each director of the Corporation also receives $350 for attending each meeting of such Affiliate's board of directors and $250 for attending each meeting of a committee of such Affiliate's board of directors. Employees of the Corporation or any of the Affiliates receive no compensation for their services as directors.


                        STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

     As of February 18, 1997, no single person or group was known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation.

Stock Ownership of Directors and Executive Officers

     The following table reflects shares of Common Stock of the Corporation beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission (the "SEC")) as of February 18, 1997 by each continuing director of the Corporation, each of the executive officers named in the Summary Compensation Table below and the current directors and executive officers of the Corporation as a group.

                    Common Stock Amount and
                      Nature of Beneficial        Percent of
Name                     Ownership 1,2            Common Stock
----                  --------------------        ------------
John H. Anderson......         3,353                   *
G. Scott Baton, II....        15,641                   *
Martin L. Bearer....          31,791                   *
John C. Cwik.......           34,000                   *
Bruno DeGol....               22,897                   *
Louis G. Galliker...           3,889                   *
William B. Kania..            36,274                   *
L. Robert Kimball.            24,773 3                 *
Edward L. Mears...            30,997                   *
Roger S. Nave.....            28,103                   *
Ethel J. Otrosina.....         7,404                   *
Robert G. Salathe, Jr...       9,018 4                 *
William R. Snoddy...          13,747                   *
Gerald W. Swatsworth..        33,010                   *
W. A. Thomas....               6,883                   *
Rowland H. Tibbott, Jr...     14,111                   *
Nelson G. Wheeler....          4,184                   *
Thomas A. Young......          7,440                   *
Steven C. Ackmann...           1,835                   *
Eric F. Rummel.....            1,281                   *
Kim Craig.......                 568                   *
Carl J. Motter, Jr...          7,053                   *
All current officers
and directors as a group
(33) persons.....             381,585               6.7%

_______________

1-Unless otherwise indicated, the persons listed herein have sole voting and investment power as to all shares reported.

2-Includes shares owned by immediate family (wife, minor children and other relatives sharing the same home) of the respective persons.

3-The shares listed for Mr. Kimball include (i)22,573 shares for which he is the record holder and (ii) 2,200 shares beneficially owned by National Architects & Engineers Insurance Company, a corporation wholly-owned by Kimball Risk Management Corporation, for which Mr. Kimball is a shareholder, director and officer.

4-The shares listed for Mr. Salathe include (i) 5,758 shares for which he is the record holder and (ii) 3,260 shares beneficially owned by the estate of a family member for which he is the co-executor.

*Represents less than 1% of the Corporation's Common Stock.

                     EXECUTIVE COMPENSATION

     The following summary compensation table shows the compensation paid by the Corporation and its Affiliates during the three fiscal years ended December 31, 1994, 1995 and 1996 to the Chief Executive Officer and the four most highly compensated executive officers of the Corporation and its Affiliates whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996:

                    SUMMARY COMPENSATION TABLE
                    --------------------------
                         ANNUAL COMPENSATION
------------------------------------------------------------------
(a)                 (b)         ( c )          (d)      (e)
                    Year                              Other
Name and            Ended                             Annual
Principal           December   Salary 1-2    Bonus 3  Compensation
Position            31           ($)           ($)      ($)
-----------         -----      --------      -------  ------------
5-J.H. Anderson     1996       $262,005       $17,256   --
Chairman and Chief  1995        229,544       --        --
Executive Officer   1994        179,377       --        --

6-S.C. Ackmann      1996       $189,073       $12,154   --
President and Chief 1995        155,820       --        --
Operating Officer   1994        134,509       --        --

7-E.F. Rummel       1996       $153,515       $10,139   --
Vice Chairman       1995        118,583       --        --
(from July 1, 1996  1994        101,765       --        --
to present) President
and Chief Operating
Officer Bank and Trust

K. Craig            1996       $148,092       $9,270    --
President and Chief 1995        125,395       --        --
Operating Officer   1994        106,075       --        --
Trust Company

C.J. Motter, Jr.    1996       $146,612       --        --
Vice Chairman       1995        138,111       --        --
                    1994        132,490       --        --




                        LONG TERM COMPENSATION
             ----------------------------------------------
                    AWARDS                PAYOUTS
             ----------------------       -------
(a)             (f)           ( g )          (h)       ( i )
                           Securities
              Restricted   Underlying                 All
              Stock        Options/        LTIP       Other-4
              Awards 3     SARs            Payouts    Compensa-
Name            ($)            (#)           ($)      tion ($)
----------    ---------    ----------     --------    ---------
J.H. Anderson  $17,256        --             --       $42,089
               --             --             --        69,933
               --             --             --        35,002


S.C. Ackmann   $12,154        --             --        $28,642
               --             --             --         51,281
               --             --             --         31,877

E.F. Rummel    $10,137        --             --        $18,520
               --             --             --          2,525
               --             --             --          2,735

K. Craig       $9,268         --             --       ($1,855)
               --             --             --         1,104
               --             --             --           174


C.J. Motter, Jr.--            --             --        $4,953
               --             --             --        28,758
               --             --             --        27,193
1-Cash earned and received by executive officers.

2-Some of the executive officers named in the table are furnished automobiles (or automobile allowances), from which some personal benefit may be derived. The aggregate cost of the automobiles (or automobile allowances) does not exceed the lesser of $50,000 or 10% of the aggregate cash compensation paid to each executive officer. Such costs are considered by the Corporation to be ordinary, necessary and reasonable expenses in connection with its business. The Corporation is terminating company-owned vehicles as vehicle ownership arrangements expire.

3-In 1996, the Corporation adopted a Key Employee Incentive
Compensation Plan pursuant to which certain employees receive an annual performance bonus award consisting of cash and stock.

4-The Corporation provides the named executive officers with certain group health, life, medical and other non-cash benefits generally available to all salaries employees and not required to be included in this column pursuant to the rules of the SEC. Cost to fund Supplemental Benefit Plans. The Corporation presently funds the Supplemental Benefit Plans through the purchase of life insurance and annuities.

5-Mr. Anderson held the positions of Chairman, President and Chief Executive Officer from 1993 to October 2, 1995.

6-Mr. Ackmann held the position of Vice Chairman from 1992 to October 2, 1995.

7-Mr. Rummel held the position of President and Chief Operating
Officer of Laurel Bank from 1991 to October 2, 1995.

SUPPLEMENTAL BENEFIT PLAN

     Each of the Corporation, Bank and Trust, Laurel, Fayette and Trust Company maintains separate but substantially identical supplemental benefit plans covering designated senior officers of the Corporation and the Affiliates (the "Supplemental Plans"). The Supplemental Plans became effective in 1994 and, as amended, and supersede all prior supplemental benefit plans.

     Under each Supplemental Plan, a supplemental retirement benefit is payable to each Executive (as defined in the Supplemental Plans) upon normal retirement after age 65 or in a reduced amount if the Executive elects early retirement after age
55. The amount of the individual supplemental retirement benefit payable to each Executive is calculated based upon the Executive's annual base salary for a specified period preceding the Executive's retirement, subject to certain adjustments. The maximum annual supplemental benefit payable on a monthly basis, however, may not exceed 70 percent of the Executive's annual base salary at retirement, less (a) payments made under the Corporation's Employees Retirement Plan, (b) 50 percent of the Executive's primary insurance benefit under Social Security, and
(c) any monthly payments to the Executive under the Moxham Bank Corporation Executive Retirement Plan ("Moxham Plan"). If, however, the Executive receives a lump sum payment under the Moxham Plan, the Executive will not receive any supplmental retirement payments until the aggregate amount of such payments exceeds the amount of the lump sum payment. If each Executive remains with the Corporation until age 65 and based upon December 31, 1995 calculations, Messrs. Anderson, Ackmann, Rummel and Motter would be entitled to receive annual supplemental retirement benefits under the Supplemental Plans as follows: Mr. Anderson, $151,300, Mr. Ackmann $99,800, Mr. Rummel $58,900, and Mr. Motter, $30,800. If an Executive is eligible for and elects early retirement after attaining age 55, the Executive's annual supplemental retirement benefit is subject to reduction by 5 percent for each year or part thereof between age 65 and the Executive's age at early retirement.

     Retirement benefits under the Supplemental Plans are payable monthly for the longer of the lifetime of the Executive or ten years, unless one of three alternative actuarially adjusted joint and survivor annuity options are elected. In lieu of monthly retirement benefits, Executives who retire at or after attaining age 65 may elect to receive a lump-sum benefit equal to the actuarial equivalent value of the scheduled annual supplemental retirement benefit otherwise payable. The obligations of the Corporation and its Affiliates to pay these benefits have been funded in large part by previously purchased annuities and life insurance. The Corporation and its Affiliates are not required to fund obligations under the Supplemental Plans; however, the Corporation and its Affiliates have the discretion to set aside assets or otherwise fund the Supplemental Plans.

     The Supplemental Plans also contain salary continuation arrangements for designated Executives and Participating Employees (as defined in the Supplemental Plans), including Messrs. Anderson, Ackmann, Rummel, Craig and Motter, in order to provide a continuation of income to the Executive's or Participating Employee's family in the event of his or her death while actively employed by the Corporation or its Affiliates.
The death benefit is payable as follows: (a) if a Participating Employee dies before age 55, his or her designated beneficiary will receive an amount equal to 60 percent of his or her annual base salary for one year, and thereafter 30 percent of such salary until the month in which the Participating Employee would have attained the age of 65; and (b) if an Executive dies after age 55, the beneficiary will receive an amount equal to 60 percent of the Executive's annual base salary for one year, and thereafter 30 percent of such salary for nine additional years. The Corporation and its Affiliates may terminate their obligation to an Executive or Participating Employee under the salary continuation arrangement upon 30 days notice at any time before an obligation to pay benefits arises by reason of the death of an Executive or Participating Employee. The Corporation and its Affiliates maintain life insurance for the purpose of funding these salary continuation obligations.

     The Supplemental Plans contain provisions which are intended to provide transitional security to the Executives designated in the plans (Messrs. Anderson, Ackmann, Rummel and Motter) if such Executive's employment is terminated upon the occurrence of certain specified "Change in Control" events without the approval of the Board of Directors, but only if such events result in termination of such Executive's employment within two years after a Change in Control (including a voluntary termination of employment) or termination of such Executive's employment within 12 months prior to a Change of Control (including a voluntary termination of employment). A Change in Control event includes:
(a) the Corporation learns that a third party has acquired beneficial ownership of 25 percent or more of the voting power of the Corporation; (b) a tender offer is made to acquire 50 percent or more of the voting power of the Corporation; (c) less than 51 percent of the directors of the Corporation are persons who either were directors on the effective date of the Supplemental Plans (the "Effective Date") or individuals whose election or nomination for election as director was approved by a majority of the directors then in office who were directors on the Effective Date; (d) the shareholders approve an agreement either for the Corporation to be merged, consolidated or otherwise combined with, or for substantially all the assets or stock of the Corporation to be acquired by, a third party, and as a result of such event, the former shareholders of the Corporation would own less than a majority of the voting power of the surviving corporation or acquiring person; or (e) the shareholders shall approve any liquidation of substantially all of the assets of the Corporation or any distribution to security holders of 30 percent or more of the total value of such assets. The Supplemental Plans provide: (a) a lump sum payment to the Executive in an amount equal to three times the Executive's then annual base salary; (b) full vesting of his or her supplemental retirement benefit, payable at age 65, or on an actuarially-reduced basis at age 55; (c) prior to eligibility for retirement or early retirement, a lump sum payment equal to the discounted value of the death benefits payable as if the Executive had died on the date of termination of his employment; and (d) continuation of coverage under all group, life, disability, accident and health insurance coverage in effect at the time of termination of employment, for not more than five years, or, if sooner, until the Executive obtains full-time employment, reaches age 65, or dies.

Retirement Plan

     All eligible employees of the Corporation and each of the Affiliates are covered by an Employees Retirement Plan. The retirement plan is a non-contributory, defined benefit pension plan which provides a normal retirement benefit based on each participant's years of service with each Affiliate and the participant's average monthly compensation, which is defined as the compensation received during any 60 consecutive months during the last 120 months prior to retirement, divided by 60, which produces the highest average. Benefits are equal to one percent of average monthly compensation up to the Social Security covered compensation level multiplied by the full years of credited service to normal retirement date, plus one and one-half percent of the amount of average monthly compensation in excess of such level, multiplied by the years of credited service to normal retirement date up to a maximum of 35 years. Normal retirement age is 65. Benefits under the retirement plan are not subject to any deduction for Social Security or other offset amounts. Directors are not entitled to benefits under the retirement plan unless they are also active employees of the Corporation or one of the Affiliates. The following table sets forth the estimated annual benefits payable to an employee retiring in 1996 under the retirement plan, reflecting applicable limitations under Federal tax laws:






                            Years of service at retirement
Average annual            ------------------------------------
base compensation             10        20        30        40
-----------------         ------   -------   -------   -------
$ 80,000                 $10,538   $21,077   $31,615   $40,884
 105,000                  14,288    28,577    42,865    55,259
 130,000                  18,038    36,077    54,115    69,634
 155,000                  21,038    42,077    63,115    81,134
 180,000                  21,038    42,077    63,115    81,134
 205,000                  21,038    42,077    63,115    81,134
 230,000                  21,038    42,077    63,115    81,134
 255,000                  21,038    42,077    63,115    81,134

As of December 31, 1996, Messrs. Anderson, Ackmann,Rummel, Craig and Motter have been credited with 12, 9, 22, 10, and 37 years of service, respectively, for purposes of the retirement plans.

     The approximate accrued benefits at age 65 (or retirement if later) based on years of credited service are for Messrs. Anderson ($23,000), Ackmann ($15,400), Rummel ($30,600), Craig
($14,000), and Motter ($66,400). Covered compensation is based on salary shown in column (c) of the summary compensation table.

     The approximate projected benefits at age 65 based on years of credited service to age 65 are for Messrs. Anderson ($61,000), Ackmann ($56,900), Rummel ($80,600), Craig ($65,200), and Motter
($82,200). Covered compensation is based on salary shown in column (c) of the summary compensation table.

     Prior to their merger into the Employees Retirement Plan of the Corporation, the retirement plans of Laurel and Fayette were amended effective January 1, 1987 to contain the provisions described above, subject to the provision that an employee of either of those Banks who retires after 1986 will receive a benefit not less than the benefit that he or she would have received under the prior plans based upon the employee's compensation prior to 1987.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1996, John H. Anderson, Chairman and Chief Executive Officer of the Corporation, served as a member of the Executive Committee of the Board of Directors of the Corporation. The Executive Committee performs the duties and functions of a Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended June 30, 1995, all Section 16(a) filing requirements applicable to the Corporation's officers, directors and greater than ten-percent beneficial owners were complied with, except as set forth in the next two sentences. L. Robert Kimball and William R. Snoddy each filed one report late relating to two market acquisitions of shares, and Nelson G. Wheeler filed one report late relating to one market acquisition of shares. Additionally, Messrs. Anderson, Ackmann, Craig, Rummel, Motter, George J. Kondor, Jr., Mark L. Sollenberger, David J. Moorhead, Harold E. Trevenen, Andrew J. Duran, Mary Ann Kucenski, and David A. Casado, officers of the Corporation, were required to amend one report to correct miscalculations made by a third party provider regarding market acquisitions of shares for their respective accounts by the BT Financial Corporation 401(k) Plan for Banking Employees.

           EXECUTIVE COMMITTEE REPORT ON COMPENSATION

     The Executive Committee of the Corporation performs the duties and functions of a Compensation Committee. The Executive Committee consists of nine members, eight of whom are disinterested, non-employee directors. John H. Anderson, Chairman and Chief Executive Officer of the Corporation, is a member of the Executive Committee. Mr. Anderson does not participate in any decisions made by the Executive Committee relating to his own compensation.

     The Executive Committee, acting as the Compensation Committee, is responsible for all aspects of executive compensation. It determines levels of compensation for each executive officer of the Corporation and administers the Corporation's Supplemental Executive Benefit Plan, Key Employee Incentive Compensation Plan as well as other employee welfare and benefit plans of the Corporation. The Executive Committee also reviews compensation levels of other members of management, evaluates management performance and considers management succession issues and other related matters. Following its deliberations, the Executive Committee reports to the entire Board of Directors on all aspects of its compensation decisions affecting executive officers of the Corporation.

     The Corporation's overall executive compensation objective is to attract and retain qualified executive officers by compensating them at levels comparable to those at similar financial institutions. The Corporation's compensation program for executive officers consists of four elements: (1) base salary, (2) participation in the Supplemental Executive Benefit Plan, (3) performance-based annual bonuses pursuant to the Corporation's Key Employee Incentive Compensation Plan, and (4) participation in other welfare and benefit plans available to employees of the Corporation and its subsidiaries generally. In previous years, perquisites in the form of company-owned automobiles have been a small component of executive compensation. The Corporation is terminating company-owned vehicles as vehicle ownership arrangements expire.


     SALARY. The Executive Committee reviews and, if appropriate, revises salary levels for each executive officer of the Corporation semi-annually and for the Chief Executive Officer annually. Any salary adjustments made by the Committee become effective February 1 and August 1 of each fiscal year. The Executive Committee utilizes independent compensation consultants to assist it in fixing executive salary levels. The consultants provide information concerning executive compensation levels in the Corporation's peer group and submit recommendations concerning salary levels for each of the Corporation's executive officers.

     Executive officer salaries are determined in light of individual performance, corporate performance and comparability to salaries paid to executive officers at other bank holding companies of comparable asset size to the Corporation in Pennsylvania. In fixing the Chief Executive Officers's salary, the Executive Committee also considers his effectiveness in achieving expansion and growth objectives of the Corporation.


     BONUS PLAN. The Corporation adopted a Key Employee Incentive Compensation Plan in July, 1996. The purpose of this Plan is to enhance shareholder value and to contribute to the growth and earnings of the Corporation by directing key employees of the Corporation and its subsidiaries to attain corporate and individual performance goals set from year to year by the Executive Committee. The Plan permits bonus awards to be made in the form of stock or cash to promote ownership of the Corporation's Common Stock by key employees. Under this Plan, at the beginning of each year the Chief Executive Officer recommends (except as to himself) whether a bonus pool will be fixed, who will be eligible to be considered for incentive awards, the amount of the overall bonus pool, corporate objectives for the year and individual objectives upon which the incentive awards will be made. Individual objectives are based on ratings received by participants under the Corporation's Management Performance Appraisal System utilized for determining salary levels and eligibility for promotion. The Executive Committee makes all final determinations as to these matters, except the Chief Executive Officer must achieve a minimum individual performance rating specified by the plan. If any participant does not meet his or her minimum individual performance rating, the participant will not be entitled to any award for the year even if all corporate performance goals are met. Each individual's share of the overall bonus pool is based on the individual's salary compared with the salaries of all other participants in the Plan for the year.

     The Committee may also grant discretionary bonuses under this Plan. Bonuses may be paid in cash or in unrestricted shares of the Corporation's Common Stock, valued at the date of issuance. Shares may be newly issued, treasury shares or shares purchased in the open market by the Corporation. Bonuses may not be paid for any year if (a) the Corporation has violated any significant covenant included in any credit or loan agreement, unless the violation has been waived or cured by the end of the year, (b) payment of aggregate incentive awards would cause the Corporation to violate any significant debt covenant, or ( c) if the Corporation does not have positive after-tax earnings for the year. Incentive awards may be reduced pro rata to satisfy these conditions.

     For 1996, the Executive Committee established the maximum bonus pool available to all participants as 3% of net income for the period July 1 through December 31, 1996, payable 50% in cash
and 50% in Common Stock.    The following corporate performance
goals were established: earnings per share of at least $2.75, return on equity of at least 12.00% and an efficiency ratio not exceed 65%. The calculations of the earnings per share and return on equity figures for purposes of determining whether the targets achieved, were exclusive of one-time charges as more particularly described below. Achievement of each corporate target was given a one-third weight.

     The bonus pool for 1996 under the Plan was $215,220. All corporate performance objectives were achieved. A total of $215,220 in awards, representing 100% of the total pool was paid in respect of 1996.

     SUPPLEMENTAL EXECUTIVE BENEFIT PLAN. Certain executive officers participate in the Corporation's Supplemental Executive Benefit Plan, which is administered by the Executive Committee. The Supplemental Plans provide a salary continuation program for executive officers and a non-qualified deferred compensation plan for Messrs. Anderson, Ackmann, Rummel, Motter and J. William Smith.

     OTHER PLANS. The Corporation maintains other pension benefit and welfare plans for employees of the Corporation and its subsidiaries, including a defined benefit plan, a 401(k) stock purchase plan, medical, disability and life insurance plans. Executive officers participate in these plans on a non-preferential basis.

     For the year ended December 31, 1996, net income for the Corporation increased by 5.6 percent as compared to the year ended December 31, 1995, and by 8.8 percent over net income for the year ended December 31, 1994. Excluding one-time charges for reorganization costs associated with the acquisitions of Moxham Bank Corporation and a special assessment to recapitalize the Savings Association Insurance Fund ("SAIF"), net income would have increased by 19.8 percent as compared to the previous year and by 23.5 percent over net income for the three prior years. Because the SAIF special assessment and the acquisition costs were beyond the control of the executive officers, the Executive Committee gave substantial weight to net income results after exclusion of these one-time charges as well as to the fact that net income improved after taking these charges into account.
The Executive Committee also considered the impact resulting from the pooling of interests of Moxham Bank Corporation with those of the Corporation which required the consolidation of earnings as a result of the merger. Total compensation (including salaries and bonuses) of the executive officers of the Corporation, less deferred compensation payments made to the executive officers, over the comparable three (3) year period increased by an average of 36.4 percent for each individual executive officer of the Corporation. In addition to reviewing the net income figures of the Corporation in determining executive compensation, the Executive Committee also took into account the total shareholder return, which increased by 76.6% over the comparable three (3) year period. Therefore, the Executive Committee believes that executive compensation fairly reflects the benefits received by the Corporation's shareholders.

     Additionally, the independent compensation consultant has completed a comprehensive review of Mr. Anderson's compensation. As part of this review, the consultant has evaluated and compared the components of his total compensation package with compensation packages of chief executives of other Pennsylvania banks and bank holding companies of similar asset size. The consultant concluded that Mr. Anderson's compensation program is reasonable, competitive and equitable. While the amount of his compensation within the various pay components is conservative, the program reflects a compensation philosophy that seeks to maintain competitive fairness while, at the same time, linking the Chief Executive officer's pay with enhanced shareholder interests.

                      EXECUTIVE COMMITTEE

          *John H. Anderson             Ethel J. Otrosina
           Martin L. Bearer             Robert G. Salathe, Jr.
           William B. Kania             Gerald W. Swatsworth
           L. Robert Kimball            W. A. Thomas
           Edward L. Mears

February 26, 1997

*Mr. Anderson is a non-participating member of the Executive
Committee as to compensation matters.


                    STOCK PRICE PERFORMANCE

     The following graph shows compares the performance of the Corporation's Common Stock with the performance of the NASDAQ Market index and a peer group index over the past five years. The graph assumes that $100 was invested on December 31, 1991 in the Corporation's Common Stock, the NASDAQ Market index and the peer group index, and that all dividends were reinvested. The peer group index was derived from the stock performance of a composite group of financial institutions of comparable size located in the Middle Atlantic states. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                    TOTAL SHAREHOLDER RETURN


(GRAPH APPEARS HERE.)



                                             Peer Group
                              NASDAQ         (Middle
               BTFC           MARKET         Atlantic Banks)
               ----           ------         --------------
     1991      100            100                 100
     1992      145            101                 125
     1993      193            121                 156
     1994      179            127                 148
     1995      243            165                 224
     1996      317            205                 318


Data in the graph was compiled by Media General Financial
Services.


             CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Directors and officers of the Corporation, and certain business and non-profit organizations and individuals associated with them or with which they have been associated, have been customers of and have had normal banking transactions with the Banks from time to time prior to and during 1997. All such loans or extensions of credit have been made in the ordinary course of the Bank's business, on terms substantially equivalent, including interest rates and collateral, to those prevailing at the time for comparable transactions with other customers of the Banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.



     Thomas A. Young, a director of the Corporation, is engaged in the private practice of law, and renders legal services to the Corporation.


               AMENDMENT TO AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION
              TO INCREASE AUTHORIZED COMMON STOCK
                          (Proposal 2)
General

     The Corporation's Board of Directors has approved, subject to the approval of the shareholders, an amendment to the Corporation's Amended and Restated Articles of Incorporation increasing the number of shares of authorized Common Stock, $5.00 par value per share, from 10,000,000 shares to 25,000,000 shares (the "Increased Authorization").

     The purpose of the Increased Authorization is to assure that a sufficient number of authorized shares of Common Stock would be available for issuance in possible future financing transactions, asset purchases, stock dividends or splits and for other general corporate purposes.

Purposes and Effects of the Increased Authorization

     The authorized capital stock of the Corporation presently consists of 10,000,000 shares of Common Stock, par value $5.00 per share, and 10,000,000 shares of Preferred Stock. As of March
31, 1997, 5,682,215 shares of Common Stock were issued and outstanding.

     If this proposal to amend the Amended and Restated Articles of Incorporation is approved by the shareholders, the number of the Corporation's authorized shares of Common Stock would be increased to 25,000,000 from 10,000,000. Additional authorized shares of Common Stock would be identical in all respects to presently authorized and issued shares of Common Stock. No holders of shares of the Corporation's Common Stock are entitled to any preemptive rights.

     The Board deems it in the best interests of the Corporation to have a sufficient number of shares of Common Stock authorized and available for future financing and acquisition transactions, raising capital, declaring stock dividends, establishing a stock option or stock purchase plans, providing for settlement of litigation, and for other corporate purposes. In the past, the sale of shares of Common Stock (or issuance of shares of Common Stock in lieu of cash payment) has been of vital importance as a source of capital to the Corporation. The availability of shares resulting from the Increased Authorization will give the Corporation greater flexibility in meeting future business opportunities.

     The Corporation does not have any specific plan, understanding or agreement for the issuance or sale of any of the shares of Common Stock to be authorized pursuant to the Increased Authorization. However, if this proposal is approved by the shareholders, the additional shares of authorized Common Stock would be available for issuance from time to time by action of the Board, and for such consideration as the Board may determine, without further authorization by shareholders. To the extent required by Pennsylvania law and the NASDAQ rules, shareholder approval will be solicited in the event shares of Common Stock are to be issued in any merger or other fundamental transaction which requires shareholder approval.

Anti-Takeover Effects

     Although it is not intended to be an anti-takeover measure, the additional shares of Common Stock could be sold in a private placement to one or more persons or organizations sympathetic to management and opposed to any takeover bid, or under other circumstances that could make more difficult, and thereby discourage, attempts to gain control of the Corporation.

     The amendment to the Amended and Restated Articles of Incorporation, if approved by the shareholders, will become effective upon the filing of a certificate of amendment with the Department of State of the Commonwealth of Pennsylvania, which is expected to be accomplished within three business days after the meeting.

     In accordance with the Pennsylvania Business Corporation Law, the vote required to approve the amendment to the Amended and Restated Articles of Incorporation to effect the Increased Authorization is the affirmative vote of the holders of a majority of all outstanding shares of Common Stock. If such approval is not received, the amendment to the Amended and Restated Articles of Incorporation will not become effective.

     The Board of Directors recommends a vote that the shareholders vote FOR approval of the Amendment to the Corporation's Amended and Restated Articles of Incorporation.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand as independent public accountants to audit the consolidated financial statements of the Corporation for the year ending December 31, 1997. Representatives of Coopers & Lybrand will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.




                      1998 ANNUAL MEETING

     The next Annual Meeting of the Corporation's shareholders is scheduled to be held on May 12, 1998. In order to be included in the Corporation's Proxy Statement and form of proxy relating to the 1998 Annual Meeting, any proposal which a shareholder intends to present for consideration at such meeting must be received by the Secretary of the Corporation no later than December 3, 1997.

     Any nomination by a shareholder for election as a director must conform to the requirements of Section 11.2 of the By-Laws of the Corporation, a copy of which Section will be furnished promptly without charge upon written or oral request to the Secretary of the Corporation at its principal office, 551 Main Street, Johnstown, Pennsylvania 15901, (814) 532-3801. Any such nomination for the 1998 Annual Meeting must be received in writing by the Secretary of the Corporation no later than March 20, 1998, or not later than ten days after the date on which notice of such Annual Meeting is sent to shareholders, whichever is later.

                         OTHER MATTERS

     The Board of Directors does not know of any business which will come before the Annual Meeting for action by the shareholders other than the matters specified in the accompanying Notice of the meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed in the enclosed proxy card will vote in accordance with their discretion with respect to such matters.

(PROXY CARD - NEXT PAGE).






                    BT FINANCIAL CORPORATION
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD MAY 13, 1997

The undersigned hereby appoints Martin L. Bearer, Bruno DeGol, and Roger S. Nave and each of them, with full power of substitution in each, as proxy or proxies to represent the undersigned and to vote all shares of Common Stock of BT FINANCIAL CORPORATION which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of the Corporation's shareholders to be held on May 13,1997, and at any adjournments thereof, upon all matters coming before the meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such matters as may properly come before the meeting.

1.   ELECTION OF DIRECTORS (Four-year term).  Nominees: William
B. Kania, Robert G. Salathe, Jr., William R. Snoddy, and W. A.
Thomas.

___  VOTE FOR all nominees; except authority to vote is withheld from the following individual nominees (if any):
     ____________________________________________________________

___  VOTE WITHHELD from all nominees.


2.   ELECTION OF DIRECTOR (Three-year term).  Nominee: John C.
Cwik.

___  VOTE FOR the nominee.    ___ VOTE WITHHELD from the nominee.



3.   ELECTION OF DIRECTOR (Two-year term).  Nominee: Thomas A.
Young.

___  VOTE FOR the nominee.    ___ VOTE WITHHELD from the nominee.



4.   ELECTION OF DIRECTOR (One-year term).  Nominee: G. Scott
Baton, II.

___  VOTE FOR the nominee.    ___ VOTE WITHHELD from the nominee.





5. Amendment of the Articles of Incorporation to increase the authorized common stock of the Corporation to 25,000,000 shares.

____ VOTE FOR the proposal.   ___  VOTE AGAINST the proposal.

____ ABSTAIN.


              PLEASE DATE AND SIGN ON THE REVERSE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                  (Continued from other side).


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR THE AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE CORPORATION TO 25,000,000 SHARES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

                              Dated ________________________

                              ______________________________

                              ______________________________
                                  Signature(s)

                              Please sign EXACTLY as your
                              name appears hereon.  When signing
                              as attorney, guardian, executor,
                              trustee, etc. or as officer of a
                              corporation, give full title as
                              such.  For joint accounts, please
                              obtain both signatures.

    PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.